                                                                  EXHIBIT 13

                           STAFF BUILDERS, INC.



                                                   October 1, 1994


To the Person Named as
 Optionee on Schedule A
 to this Agreement


            Re:  Grant of Nonqualifying Stock Options
                 to Purchase Shares of the Common
                 Stock of Staff Builders, Inc.
                 ------------------------------------


Dear Optionee:

            You and Staff Builders, Inc., a Delaware corporation (the "Corporation"), hereby agree as follows:

            1.   REFERENCE.  This is the Stock Option Agreement referred to in
Section 7(l) of the Corporation's 1994 Performance-Based Stock Option Plan (the "Plan"). The stock option this Agreement grants is a Nonqualifying Stock Option, as set forth in Section 5 below. This Agreement incorporates all terms, conditions and provisions of the Plan.

            2.   STOCK OPTION.

                 (a) The Corporation hereby grants to the Optionee the option (the "Stock Option") to purchase that number of shares of Common Stock of the Corporation, par value $.01 per share, set forth on Schedule A hereto. The Corporation will issue these shares as fully paid and nonassessable shares upon the Optionee's exercise of the Stock Option. The Optionee may exercise the Stock Option in accordance with this Agreement any time between six months and the tenth anniversary of the date of grant of the Stock Option evidenced by this Agreement, unless earlier terminated according to the terms of this Agreement.

                 (b) The Stock Option shall vest and become exercisable pursuant to Section 7(c) of the Plan.

            3.   EXERCISE OF STOCK OPTION.  The Optionee may exercise the
Stock Option in whole or in part by written notice delivered to the Corporation in the form of Schedule B to this Agreement. The Optionee shall enclose with each such notice payment by cash or by valid check in an amount equal to the number of shares as to which his exercise is made, multiplied by the option price therefor. The Optionee must exercise the Stock Option on or before October 1, 2004 after which it will lapse.

            4. PURCHASE PRICE. The option price per share shall be the Option Price as defined in Section 7(b) of the Plan.

To the Person Named as
 Optionee on Schedule A
October 1, 1994
Page 2

            5. TAX TREATMENT OF THE STOCK OPTION. The following is a summary of the federal income tax consequences of the issuance and exercise of nonqualifying stock options under the Plan to optionees and to the Corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The following discussion does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the Plan.
Furthermore, differences in optionees' financial situations may cause federal, state and local tax consequences of participation in the Plan to vary. Therefore, each optionee in the Plan is urged to consult his own accountant, legal counsel or other financial advisor regarding the particular tax consequences to him of participation in the Plan, including the applicability and effect of any state or local tax laws, and of changes in applicable tax laws.

            The grant of a nonqualifying stock option will not result in the recognition of taxable income to the optionee for federal income tax purposes or in deduction to the Corporation. Upon the exercise of a nonqualifying stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock of the Corporation over the exercise price. Such amount may be deductible by the Corporation if it complies with applicable reporting requirements.

            If an optionee disposes of any shares of Common Stock received upon the exercise of a nonqualifying stock option, such optionee will recognize a capital gain or loss for federal income tax purposes equal to the difference between the amount realized on the disposition of such shares and the fair market value of such shares at the time the option was exercised. The gain or loss will be either long-term or short-term, depending on the holding period. The Corporation will not be entitled to any tax deduction in connection with such disposition of shares.

            6. NO RIGHTS IN OPTION STOCK. Optionee shall have no rights as a stockholder in respect of any shares subject to the Stock Option unless and until Optionee has exercised the Stock Option in complete accordance with the terms hereof, and shall have no rights with respect to shares not expressly conferred by this Agreement.

            7. SHARES RESERVED. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of the Stock Option, and all other fees and expenses necessarily incurred by the Corporation in connection therewith; provided, however, that pursuant to Section 7(g) of the Plan, upon settlement of the Stock Option, it shall be a condition to the obligation of the Corporation that the Optionee pay to the Corporation such amount as the Corporation may request for the purpose of satisfying its liability to withhold federal, state or local income or other taxes.

            8. NONASSIGNABILITY. The Stock Option and this Agreement shall not be encumbered, disposed of, assigned or transferred in whole or part, and, except as described in the Plan, may only be exercised by the Optionee unless the prior written consent of the

To the Person Named as
 Optionee on Schedule A
October 1, 1994
Page 3

Corporation has been obtained. All shares of Common Stock purchased pursuant to this Agreement shall be purchased for investment by the Optionee.

            9. EFFECT UPON EMPLOYMENT. Nothing in this Agreement shall confer on the Optionee any right to continue in the employment of the Corporation or shall interfere in any way with the right of the Corporation to terminate Optionee's employment at any time.

            10. SUCCESSORS. This agreement shall be binding upon any successor of the Corporation.

            In order to indicate your acceptance of the Stock Option on the above terms and conditions, kindly sign the enclosed copy of this letter agreement and return it to the Corporation.

                                                STAFF BUILDERS, INC.



                                                By:
                                                   -------------------------
                                                   Name:
                                                   Title:
Accepted and Agreed to:


/s/ David Savitsky
- --------------------------------
David Savitsky

                                                                  SCHEDULE A



                         NONQUALIFYING STOCK OPTIONS



Date of Grant:  October 1, 1994

Name of Optionee:  David Savitsky

Number of Shares as to
which the Option is Granted:  1,000,000

Option Price per Share:  $3.136

                                                                  SCHEDULE B



                       NOTICE OF ELECTION TO EXERCISE


STAFF BUILDERS, INC.
1981 Marcus Avenue
Lake Success, New York  11042

ATTENTION: _________________


Gentlemen:

            I hereby irrevocably elect to exercise the Stock Option held by me under the 1994 Performance-Based Stock Option Plan of Staff Builders, Inc. (the "Company") to purchase shares of the Common Stock, par value $.01 per share, of the Company at an option price of $__________ per share.

            Enclosed is a check, payable to the order of the Company, in the amount of $__________.

            A completed Exercise of Stock Option Payment Remittance Form is attached.

            Please issue __________ certificate(s) for __________ shares each and, if applicable, a separate certificate for the remaining _________ shares in my name as shown below.

                    _______________________________________
                                     Name

                    _______________________________________
                             Taxpayer I.D. Number
                    (i.e. Social Security/Insurance Number)

                    _______________________________________
                               Number and Street

                    _______________________________________
                          City     State    Zip Code


Please forward the certificate(s) to me at the following address:

                    _______________________________________
                               Number and Street

                    _______________________________________
                          City     State    Zip Code

            This election incorporates, and is subject to, all terms and conditions of the Plan and my Stock Option Agreement with the Company.

            I am acquiring the foregoing shares for investment purposes only, and not with a view to their sale or distribution.


Dated: ________________________

                                          -------------------------------------
                                          Signature



                                          -------------------------------------
                                          Print Name

                                                                SCHEDULE B-1



                              STAFF BUILDERS, INC.

                                      1994
                       PERFORMANCE-BASED STOCK OPTION PLAN

                Exercise of Stock Option Payment Remittance Form



            In fulfillment of the accompanying Notice of Election to Exercise, which advises you of my intention to exercise options to purchase __________ shares of Staff Builders, Inc. Common Stock at an option price of $_________ per share, for a total purchase price of $___________, I enclose in full payment of the purchase price a check in the amount of $___________ made payable to Staff Builders, Inc.



Dated:_______________
                                                -------------------------------
                                                Signature


                                                -------------------------------
                                                Type Name

                                    SIGNATURE


               After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Amendment No. 4 is true, complete and correct.


Dated:  February 21, 1995



                                             /s/ David Savitsky
                                             --------------------------------
                                                       David Savitsky